Exhibit 99.6

VOICE SIGNAL TECHNOLOGIES, INC. AND SUBSIDIARIES

VOICE SIGNAL TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	June 30,	December 31,
	2007	2006
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$9,316,219	$3,982,789
Short term investments	—	3,000,000
Accounts receivable	5,337,600	6,130,653
Prepaid expenses and other current assets	1,097,813	417,173
Deferred tax asset	4,027,000	3,624,000

Total current assets	19,778,632	17,154,615

Property and equipment, net	733,165	739,861

Other assets:
Intangible assets, net	1,789,029	2,040,516
Other noncurrent assets	180,865	188,051

	1,969,894	2,228,567

	$22,481,691	$20,123,043

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$1,272,031	$926,403
Accrued expenses and other current liabilities	1,022,351	966,464
License obligation, current portion	1,031,497	894,043
Deferred revenue, current portion	3,850,238	5,645,714
Capital lease obligation, current portion	27,181	23,259

Total current liabilities	7,203,298	8,455,883
License obligation, net of current portion	785,698	876,675
Capital lease obligation, net of current portion	—	15,319
Deferred revenue, net of current portion	803,905	1,507,810

Total liabilities	8,792,901	10,855,687

Redeemable convertible preferred stock:
Series C redeemable convertible preferred stock, $.001 par value; 6,383,294 shares authorized, issued and outstanding (at redemption value; liquidation preference of $13,181,547)	13,104,280	12,768,200
Series D redeemable convertible preferred stock, $.001 par value; 66,281,550 shares authorized, issued and outstanding (at redemption value; liquidation preference of $33,421,455)	20,079,306	19,473,944

Total redeemable convertible preferred stock	33,183,586	32,242,144

Stockholders’ deficit:
Series A convertible preferred stock, $.001 par value; 5,600,000 shares authorized, issued and outstanding (liquidation preference of $560,000)	5,600	5,600
Series B convertible preferred stock, $.001 par value; 1,820,000 shares authorized, issued and outstanding (liquidation preference of $699,999)	1,820	1,820
Common stock, $.001 par value; 128,000,000 shares authorized; 17,363,196 and 17,228,794 shares issued and outstanding at June 30, 2007 and December 31, 2006 respectively	17,363	17,229
Additional paid-in capital	2,035,016	1,795,483
Accumulated deficit	(21,535,484)	(24,784,382)
Accumulated other comprehensive loss	(19,111)	(10,538)

Total stockholders’ deficit	(19,494,796)	(22,974,788)

	$22,481,691	$20,123,043

See accompanying notes.

VOICE SIGNAL TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Statements of Income

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues:
Royalty	$5,450,623	$4,511,047	$11,257,524	$8,733,333
Professional services	783,326	886,016	1,291,083	1,828,550
License	173,316	347,032	416,442	694,841

Total revenues	6,407,265	5,744,095	12,965,049	11,256,724
Cost of revenues:
Professional services	315,971	354,416	628,988	730,608
Cost of revenue from amortization of intangible assets	125,743	116,595	251,487	233,191

Total cost of revenues	441,714	471,011	880,475	963,799

Gross profit	5,965,551	5,273,084	12,084,574	10,292,925

Operating expenses:
Research and development	1,705,035	1,549,519	3,421,099	3,080,954
General and administrative	1,092,653	1,399,499	2,387,735	2,533,230
Sales and marketing	1,175,762	998,133	2,422,663	2,019,441

	3,973,450	3,947,151	8,231,497	7,633,625

Income from operations	1,992,101	1,325,933	3,853,077	2,659,300
Interest income (expense), net	12,353	(17,272)	45,236	1,189

Income before income taxes	2,004,454	1,308,661	3,898,313	2,660,489
Benefit (provision) for income taxes	(46,968)	36,001	292,027	69,370

Net income	$1,957,486	$1,344,662	$4,190,340	$2,729,859

See accompanying notes.

VOICE SIGNAL TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	Six Months	Six Months
	Ended	Ended
	June 30,	June 30,
	2007	2006
	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net income	$4,190,340	$2,729,859
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation expense	208,528	143,490
Amortization expense	251,487	233,191
Stock-based compensation	209,575	88,857
Deferred income taxes	(403,000)	(142,967)
Non-cash interest expense	46,477	57,851
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable	793,053	(1,273,321)
Prepaid expenses and other current assets	(680,640)	43,635
Other assets	7,186	171,740
Increase (decrease) in:
Accounts payable	345,628	381,282
Accrued expenses and other current liabilities	55,887	32,964
Deferred revenue	(2,499,381)	(5,429,313)

Net cash provided by (used in) operating activities	2,525,140	(2,962,732)

Cash flows from investing activities:
Net redemption of short term investment	3,000,000	3,064,257
Acquisitions of property and equipment	(205,584)	(232,370)

Net cash provided by investing activities	2,794,416	2,831,887

Cash flows from financing activities:
Proceeds from exercising stock options	30,092	48,249
Payments on capital lease obligations	(11,397)	—

Net cash provided by financing activities	18,695	48,249

Effect of change in exchange rates on cash	(4,821)	8,193

Net increase (decrease) in cash and cash equivalents	5,333,430	(74,403)
Cash and cash equivalents, beginning of year	3,982,789	296,816

Cash and cash equivalents, end of year	$9,316,219	$222,413

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$6,470	$25,059

Income taxes	$125,000	$—

Supplemental disclosures of noncash investing and financing activities:
Accretion of Series C Preferred Stock dividends	$336,080	$336,080

Accretion of Series D Preferred Stock dividends	$605,362	$605,362

See accompanying notes.

VOICE SIGNAL TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1.	Nature of Organization

Voice Signal Technologies, Inc. and Subsidiaries (VoiceSignal or the Company) consists of Voice Signal Technologies, Inc., a Delaware corporation and four wholly-owned subsidiaries. The Company is a privately held corporation based in Woburn, Massachusetts. Its subsidiaries consist of Voice Signal Technologies OY, which is located in Finland, and VoiceSignal KK, which is located in Japan, both foreign corporations, as well as Voice Signal Korea, Inc., located in Korea, and Voice Signal International, Inc., located in China and England, both Massachusetts corporations.

VoiceSignal develops state-of-the-art small footprint, highly accurate, speech solutions for use on wireless mobile devices. VoiceSignal licenses its solutions to original equipment manufacturers (OEMs) of mobile information devices (phones, handhelds) and directly to consumers of mobile devices.

The accompanying interim consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles. In the opinion of management, these interim consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at June 30, 2007, the results of operations and cash flows for the three month and six month periods ended June 30, 2007 and 2006. The accompanying financial statements should be read in conjunction with the audited financial statements and notes thereto as of December 31, 2006 and for the three years then ended. The results for the three month period and six month period ended June 30, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007, or any future period.

2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements reflect the consolidated results of Voice Signal Technologies, Inc. and Subsidiaries for the three and six months ended June 30, 2007 and 2006. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers short-term investments with original maturity dates of three months or less at the date of purchase to be cash equivalents. The Company’s cash equivalents as of June 30, 2007 and December 31, 2006 primarily consisted of funds deposited at financial institutions within the United States.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Allowances for doubtful accounts are provided for those outstanding balances considered to be uncollectible based upon management’s evaluation of the outstanding balances.

VOICE SIGNAL TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts. The Company has determined all amounts outstanding to be collectible and has not recorded an allowance at June 30, 2007 and December 31, 2006.

Revenue Recognition

In accordance with the American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) No. 97-2, Software Revenue Recognition, as amended by SOP No. 98-9, Software Revenue Recognition, With Respect to Certain Transactions, revenue from sales of software products is recognized when persuasive evidence of an arrangement exists, delivery of the product has occurred, no significant Company obligations with regard to the product’s functionality remain, the fee is fixed or determinable and collectibility is probable. Substantially all of the Company’s revenues are derived from multiple element arrangements that include royalty fees, professional services, and licenses fees. The Company has not established vendor specific objective evidence (VSOE) for the fair values of the individual elements in its multiple element contracts. For those arrangements that require customers to make large initial payments under multiple element contracts, the Company recognizes the revenue from the initial payments ratably over the period the Company expects to provide services which is either the term of the respective agreement or the units shipped, provided the agreement specifies a fixed number of units. Additional payments received from customers during the term of the contracts for professional services or royalties are recognized as the services are provided or units are shipped to the customer, provided all other elements are delivered.

Income Taxes

The Company accounts for income taxes utilizing the asset and liability method as prescribed by Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under the provisions of SFAS No. 109, the current or deferred tax consequences of a transaction are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable currently or in future years. The classification of net current and noncurrent deferred tax assets or liabilities depend upon the nature of the related asset or liability. Deferred income taxes are provided for temporary differences between the income tax basis of assets and liabilities and their carrying amounts for financial reporting purposes. In addition, deferred taxes are recognized for operating losses that are available to offset future taxable income. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

In June 2006, the Financial Accounting Standards Board, or FASB, issued Interpretation No. 48, or FIN No. 48, Accounting for Income Tax Uncertainties, which clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. The Interpretation prescribes a recognition threshold of more-likely-than-not and a measurement attribute on all tax positions taken or expected to be taken in a tax return in order to be recognized in the financial statements. In making this assessment, a company must determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based solely on the technical merits of the position and that the tax position will be examined by appropriate taxing authority that would have full knowledge of all relevant information. Once the recognition threshold is met, the tax position is then measured to determine the actual amount of benefit to recognize in the financial statements. In addition, the recognition threshold of more-likely-than-not must continue to be met in each reporting period to support continued recognition of the tax benefit. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the financial reporting period in which that threshold is no longer met. The Company adopted FIN No. 48 effective January 1, 2007, and there was no impact to the Company’s financial statements.

VOICE SIGNAL TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Research and Software Development Costs

Research and development expenditures incurred in the development of software products and enhancements to existing software products are expensed to operations as incurred until the point the Company establishes technological feasibility in accordance with SFAS No. 86, Accounting for Software to be Sold, Licensed or Otherwise Marketed to Others. Technical feasibility is established upon the completion of a working model or a detailed program design as defined by SFAS No. 86. Costs incurred by the Company between establishment of technological feasibility and the point at which the product is ready for general release are capitalized, subject to their recoverability, in accordance with SFAS No. 86 and amortized over the economic life of the related product. The Company has not capitalized any software development costs as of the balance sheet date as the costs eligible for capitalization are immaterial.

Concentration of Credit Risk and Significant Customers

The Company maintains its cash and cash equivalents in bank deposit accounts, which at times may exceed federally insured limits. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents. For the three months ended June 30, 2007 and 2006, the Company generated approximately 91% and 95%, respectively, of its revenues from two customers. For the six months ended June 30, 2007 and 2006, the Company generated approximately 90% and 95%, respectively, of its revenues from two customers. Total accounts receivable from these two customers as of June 30, 2007 and December 31, 2006 amounted to approximately 93% and 98% respectively.

3.	Intangible Assets

During 2005, the Company entered into a Data License Agreement (License Agreement) with a software vendor to purchase a royalty-free, worldwide, exclusive license to use in the design, development, production, commercialization, and maintenance of the Company’s products. Under the License Agreement, the Company committed to purchase a set number of data language licenses for a total contract value of $2,600,000. The licenses, under the License Agreement, are recorded at cost and are amortized on a straight-line basis over the useful life beginning when the assets are placed in service. At June 30, 2007 and December 31, 2006, the licenses of $2,331,910, net of accumulated amortization of $699,572 and $466,382, respectively, are included in intangible assets on the accompanying consolidated balance sheets.

During 2006, the Company entered into a Patent License Agreement with a not-for-profit corporation to purchase a worldwide, exclusive license. The license, under the Patent License Agreement, is recorded at cost and is amortized on a straight-line basis over the useful life beginning when the asset is placed in service. The license of $182,956, net of accumulated amortization of $26,265 and $7,968 at June 30, 2007 and December 31, 2006, respectively, is included in intangible assets on the accompanying consolidated balance sheets.

4.	License Obligation

The Company financed the purchase of the Data License Agreement (Note 3) over a five year period. At June 30, 2007 and December 31, 2006, the present value of the related liability, plus accrued interest, is $1,817,195 and $1,770,718, net of payments of $676,000 made in 2005. The liability is recorded as a license obligation on the accompanying consolidated balance sheets based on the minimum purchase commitments over the term of the commitment utilizing an interest rate of 7.25%.

VOICE SIGNAL TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Maturities of the data license agreement for the years ending December 31 are as follows:

2007 (July 1, 2007 to December 31, 2007)	$918,750
2008	555,000
2009	361,000
2010	89,250

1,924,000
Less — amount representing interest	106,805

Present value of future payments	1,817,195
Less — current portion of data license obligation	1,031,497

Data license obligation, net of current portion	$785,698

The Company is required to make payments on the purchase of the patent licenses throughout 2007. The obligation, plus accrued interest, is recorded in accounts payable on the accompanying consolidated balance sheets utilizing an interest rate of 8.25% at June 30, 2007.

5.	Commitments and Contingencies

The Company is involved in various legal matters, which have arisen in the ordinary course of business. The Company does not believe that the ultimate resolution of these matters will have a material adverse effect on the financial condition, results of operations or cash flows. The Company believes these litigation matters are without merit and intends to defend these matters vigorously.

6.	Stockholders’ Deficit

At June 30, 2007, the Company is authorized to issue 128,000,000 and 80,084,844 shares of common stock and preferred stock, $.001 par value, respectively. The preferred stock consists of 5,600,000 shares designated as Series A Convertible Preferred Stock (Series A Preferred Stock), 1,820,000 shares designated as Series B Convertible Preferred Stock (Series B Preferred Stock), 6,383,294 shares designated as Series C Redeemable Convertible Preferred Stock (Series C Preferred Stock), and 66,281,550 shares designated as Series D Redeemable Convertible Preferred Stock (Series D Preferred Stock).

As of June 30, 2007, the Company has reserved for issuance the following shares of common stock for the exercise of stock options and the conversion of preferred stock:

Stock options	24,727,315
Convertible preferred stock	80,084,844

104,812,159

7.	Preferred Stock

The holders of the Series C Preferred Stock and Series D Preferred Stock (Senior Preferred Stock) shall be entitled to receive cumulative dividends equal to $0.1053 per annum per share for Series C Preferred Stock and equal to $0.0182664 per annum per share for Series D Preferred Stock. The dividends will accrue daily in arrears whether or not such dividends are declared by the Board of Directors. At June 30, 2007 and December 31, 2006, cumulative unpaid dividends for Series C Preferred Stock totaled $4,776,024 and $4,439,944, respectively, and cumulative unpaid dividends for Series D Preferred Stock totaled $5,109,169 and $4,503,807, respectively.

VOICE SIGNAL TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The holders of the Series A Preferred Stock and Series B Preferred Stock (Junior Preferred Stock) shall be entitled to receive dividends, if and when, as declared by the Board of Directors, out of funds legally available for that purpose after the payment of all accrued and unpaid dividends to the holder of each share of Senior Preferred Stock.

In the event of any liquidation, dissolution or winding-up of the Company, the Series A, Series B, and Series C Preferred Stockholders shall receive a per share amount equal to the original issue price of the respective Series and dividends and the Series D Preferred Stockholders shall receive a per share amount equal to two times the Series D Preferred Stock original issue price, plus all declared and unpaid dividends.

Each share of Preferred Stock, at the option of the holder, is convertible into fully paid and nonassessable shares of voting common stock initially on a share-for-share basis. The Junior Preferred Stockholders are entitled to payment of any declared and unpaid dividends. The Senior Preferred Stockholders have the right to convert any accrued but unpaid dividends on the Senior Preferred Stock into the number shares of voting common stock based on a predetermined ratio, as defined in the Preferred Stock Agreement.

All series of Preferred Stock automatically converts to common stock upon the closing of an initial public offering at a share price not less than $2.50 per share and with net proceeds of at least $50,000,000.

At any time on or after September 30, 2007, a Senior Majority Interest, as defined, may elect to have redeemed up to one-third of the originally issued and outstanding shares of Series C Preferred Stock and Series D Preferred Stock held by each holder at such time.

At any time on or after September 30, 2008, a Senior Majority Interest may elect to have redeemed up to that percentage of outstanding shares of Series C Preferred Stock and Series D Preferred Stock that would, when combined with any prior redemptions, result in the redemption by the Company of up to two-thirds of each of the originally issued and outstanding shares of Series C Preferred Stock and Series D Preferred Stock held by each holder of Senior Preferred Stock at such time.

At any time on or after September 30, 2009, a Senior Majority Interest may elect to have redeemed up to that percentage of outstanding shares of Series C Preferred Stock and Series D Preferred Stock that would, when combined with any prior redemptions, result in the redemption by the Company of up to one hundred percent (100%) of the originally issued and outstanding shares of Series C Preferred Stock and Series D Preferred Stock held by each holder thereof at such time.

The price for each share of Senior Preferred Stock redeemed shall be the greater of (i) an amount equal to the Series C Preferred Stock or Series D Preferred Stock Original Issue Price plus all accrued but unpaid dividends or (ii) the Fair Market Value of such shares of Senior Preferred Stock. The aggregate Redemption Prices shall be payable in cash in immediately available funds to the holders of the Senior Preferred Stock on the applicable redemption date.

The Series C and Series D Preferred Stock are not considered mandatorily redeemable as defined by Statement of Financial Accounting Standards (SFAS) 150, Accounting for Certain Financial Instruments with characteristics of Both Liabilities and Equity. Due to the fact that the redemption is in the control of the stockholders, the Series C and D Preferred stock have been classified in the mezzanine section of the consolidated balance sheet.

8.	Stock Option Plan

In 1998, the Company adopted the 1998 Stock Plan (the Plan) under which shares of the Company’s common stock were reserved for issuance to employees, directors and consultants. Stock based awards granted under the Plan may be incentive stock options or nonstatutory stock options. Incentive stock options may only be granted to employees. Under the terms of the Plan, the Board of Directors shall specify the exercise price and vesting period of each stock option on the grant date, and certain options are exercisable upon the

VOICE SIGNAL TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

occurrence of a future event. The Plan authorizes the issuance of up to 24,727,315 shares of common stock. Typical vesting of the options is four years; 25% on the anniversary of the Effective Date and the remaining 75% of the shares at the rate of 1/12 per quarter over the next twelve quarters. The options generally expire at the earlier of ninety days from the end of employment or ten years from the date of grant.

At June 30, 2007, 3,503,431 shares were available for grant under the Plan. The following table summarizes the activity under the Plan:

		Weighted
		Average
	Number of	Exercise
	Options	Price

Outstanding, December 31, 2006	20,026,153	$0.12
Issued	25,000	0.11
Exercised	(134,375)	0.22
Forfeited	(596,063)	0.09

Outstanding, June 30, 2007	19,320,715	$0.12

Options exercisable at June 30, 2007	17,388,037	$0.12

9.	Related Party

The Company has an investor who is a partner at the law firm that provides services as primary counsel for the Company. Legal fees incurred in connection with services provided by this law firm for the three months and six months ended June 30, 2007 were approximately $672,000, and $823,000, respectively of which approximately $17,800 and $100,600 are recorded in general and administrative expenses respectively on the accompanying consolidated statements of income. Legal fees incurred in connection with services provided by this law firm for the three months and six months ended June 30, 2006 were approximately $11,200, and $24,800 which is recorded in general and administrative expenses on the accompanying consolidated statements of income. The remaining legal fees are included in prepaid expenses and other current assets on the accompanying consolidated balance sheets as they relate to transaction costs (Note 10).

10.	Planned Merger Agreement

On May 14, 2007, the Company entered into an agreement and plan of merger with Nuance Communications, Inc. Related transaction costs of $807,982 and $0 at June 30, 2007 and December 31, 2006, respectively, are included in prepaid expenses and other current assets on the accompanying consolidated balance sheets. In the event that the merger is not consummated by November 14, 2007, the parties may terminate the agreement for any reason and Nuance will reimburse the Company for up to $1,000,000 in transaction related expenses.